EXHIBIT 10.11
FORM OF
CVR PARTNERS, LP
LONG-TERM INCENTIVE PLAN
DIRECTOR UNIT ISSUANCE AGREEMENT
     THIS AGREEMENT, made as of the ___ day of _________, 20___ (the “Grant Date”), between CVR Partners, LP, a Delaware limited partnership (the “Partnership”), and __________ (the “Grantee”).
     WHEREAS, the board of directors of CVR GP, LLC, a Delaware limited liability company (the “General Partner”), has adopted the CVR Partners, LP Long-Term Incentive Plan (the “Plan”) in order to provide an additional incentive to certain of the Partnership’s and its Subsidiaries’ and Parents’ employees, officers, consultants and directors; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant Units to the Grantee as provided herein.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Units.
          1.1. The Partnership hereby grants to the Grantee, and the Grantee hereby accepts from the Partnership, _____________ Units on the terms and conditions set forth in this Agreement.
          1.2. This Agreement shall be construed in accordance with and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference). Except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.
     2. Rights of Grantee.
     Except as otherwise provided in this Agreement, the Grantee shall be entitled, at all times on and after the Grant Date, to exercise all rights of a unitholder with respect to the Units (whether or not the restrictions thereon shall have lapsed), including the right to vote the Units and the right to receive distributions thereon.
     3. Vesting and Retention Guidelines.
     The Units granted hereunder shall vest immediately upon the Grant Date, but remain subject to the Unit retention guidelines included in the Corporate Governance Guidelines of the Partnership, as in effect on the date of the award.

     4. Delivery of Units.
     Certificates representing the Units shall be delivered to the Grantee as soon as practicable following the Grant Date. The Grantee may receive, hold, sell or otherwise dispose of those Units delivered to him or her pursuant to this Section, subject to the restrictions described in Section 3 and subject to compliance with all federal, state and other similar securities laws.
     5. Ceasing to Serve as Director.
     In the event the Grantee ceases to serve as a director of the General Partner for any reason, the restrictions described in Section 3 will lapse.
     6. Distribution Rights.
     All distributions paid by the Partnership with respect to Units shall be paid to the Grantee.
     7. Grantee Bound by the Plan.
     The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.
     8. Modification of Agreement.
     This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.
     9. Severability.
     Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.
     10. Governing Law.
     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.
     11. Successors in Interest.
     This Agreement shall inure to the benefit of and be binding upon any successor to the Partnership. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Partnership under this

Agreement shall be final, binding and conclusive upon the Grantee’s beneficiaries, heirs, executors, administrators and successors.
     12. Resolution of Disputes.
     Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Partnership for all purposes.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

CVR PARTNERS, LP By: CVR GP, LLC, its general partner	GRANTEE

By:	Name:
Title: